The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement related to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 2, 2016

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-196567

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 19, 2014)

Shares of Common Stock and

Warrants to Purchase                   Shares of Common Stock

We are offering      shares of our common stock and warrants to purchase      shares of our common stock. Each share of our common stock is being sold together with      of a warrant to purchase one share of common stock. Each warrant will have an exercise price of $     per share, will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The shares of our common stock and warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

Our common stock is traded on The Nasdaq Capital Market under the symbol “CUR.” On April 29, 2016, the last reported sale price of our common stock was $0.60 per share.

	Per Share	Per Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us, before expenses	$	$	$

 ___________________________

(1)	In addition, we have agreed to reimburse the underwriters for certain expenses. See “Underwriting” on page S-19 of this prospectus supplement for additional information.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on pages S-8 of this prospectus supplement and elsewhere in this prospectus supplement and the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock and the warrants to purchase common stock to the purchasers on or about        , 2016.

Sole Book-Running Manager

Roth Capital Partners

Co-Manager

Brean Capital

The date of this prospectus supplement is          , 2016

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of the registration statement on Form S-3 (File No. 333-196567) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process to register sales of our securities under the Securities Act of 1933, as amended, or the Securities Act. This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part is the accompanying prospectus filed with the SEC as part of the registration statement that was declared effective by the SEC on June 19, 2014, including the documents incorporated by reference, that gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

We sometimes collectively refer to the shares of common stock and warrants offered hereby as the “securities.”

This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents to which we have referred you in the section of this prospectus entitled “Where You Can Find More Information.”

You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus as well as any free writing prospectus. We and the underwriters have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The industry and market data contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe that such data contained herein from such sources is reliable, there can be no assurance or guarantee as to the accuracy or completeness of the information obtained from these sources. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus supplement or in the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all of the information that may be important to you or that you should consider before investing in our securities. Before making an investment decision, you should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, including “Risk Factors” beginning on page S-8 of this prospectus supplement.

As used in this prospectus supplement, unless context otherwise requires, the words “we,” “us,” “our,” “the Company,” “Neuralstem” and “Registrant” refer to Neuralstem, Inc. and its subsidiary Also, any reference to “common share” or “common stock,” refers to our $0.01 par value common stock.

Our Business

Overview

We are focused on the research, development and commercialization of central nervous system therapies based on our proprietary human neuronal stem cells and our stem-cell derived small molecule compounds. We are headquartered in Germantown, Maryland and have a wholly-owned subsidiary in China, Suzhou Neuralstem Biopharmaceutical Co. Ltd., or Neuralstem China.

Our technology base has produced three primary assets: our NSI-189 small molecule program, our NSI-566 stem cell therapy program and our novel and proprietary new chemical entity screening platform.

Our patented technology enables the commercial-scale production of multiple types of central nervous system stem cells, which are under development for the potential treatment of central nervous system diseases and conditions. In addition, this ability to generate human neural stem cell lines provides a platform for chemical screening and discovery of novel compounds that we believe may stimulate the brain's capacity to generate neurons, potentially reversing pathologies associated with certain central nervous system conditions. This proprietary screening platform led to our discovery of NSI-189.

We have developed and maintain what we believe is a strong portfolio of patents and patent applications that form the proprietary base for our research and development efforts. We own or exclusively license more than 100 U.S. and foreign issued patents and over 40 U.S. and foreign patent applications in the field of regenerative medicine, related to our stem cell technologies as well as our small molecule compounds.

We believe our technology base, in combination with our expertise, and collaborative projects with major research institutions, could facilitate the development and commercialization of products for use in the treatment of a wide array of central nervous system disorders including neurodegenerative conditions and regenerative repair of acute disease.

There can be no assurances that we will ultimately produce any viable products or processes or that our screen platform will lead to the discovery of any additional product candidates. Even if we are able to produce a commercially viable product, there are strong competitors in this field and our products may not be able to successfully compete against them.

All of our research efforts to date are at the pre-clinical or clinical stage of development. We are focused on leveraging our key assets, including our intellectual property, proprietary technology, scientific team and facilities, to advance our technologies and clinical programs. In addition, we are pursuing strategic collaborations with members of academia and industry to further advance and discover additional product candidates.

S-1

Pre-Clinical and Clinical Programs and Development

In January 2016, we announced a strategic refocusing to concentrate our resources on the NSI-189 small molecule program. As part of this refocusing, the Company announced that we will seek external funding to defray all, or substantially all, of the costs associated with the NSI-566 stem cell therapy program. We are in active conversations with a number of sources of funding to achieve this goal and minimize any delay in progressing our stem cell therapy programs.

We have devoted substantially all our efforts to the pre-clinical and clinical development of our small molecule compounds and our stem cell therapeutics. Below is a description of our most advanced clinical programs, their intended indication, current stage of development and our expected future development plans:

Status*

(1)	Phase II MDD clinical trial results are expected to be provided during 2H17
(2)	Second Indication to be determined in 2Q16.
(3)	Ongoing preclinical studies in NSI-189 and other undisclosed compounds. Multiple NSI-189 proof of principal studies and publications to be submitted in 2016.
(4)	Active efforts to pursue partnerships or alternative funding such as through grants for NSI-566 (stem cell).

NSI – 189 (small molecule)

Major Depressive Disorder

Major depressive disorder, or MDD (also known as recurrent depressive disorder, clinical depression, major depression, unipolar depression, or unipolar disorder), is a mental disorder characterized by episodes of all-encompassing low mood accompanied by low self-esteem and loss of interest or pleasure in normally enjoyable activities. MDD affects approximately 14.8 million American adults, or about 6.7% of the U.S. population age 18 and older in a given year. Additionally, the incidence of first line therapy failure creates a robust market for branded molecules in second/third line therapy. These factors combine to create a significant opportunity for a differentiated therapeutic agent.

NSI-189 is being developed for the treatment of MDD and other psychiatric and/or cognitive impairment indications associated with hippocampal atrophy. NSI-189 is the lead compound in our neurogenic small molecule drug platform. We believe that NSI-189 may provide an effective treatment for patients suffering from MDD by promoting neurogenesis.

S-2

NSI - 566 (Stem Cells)

Amyotrophic Lateral Sclerosis

Amyotrophic lateral sclerosis, or ALS, is a disease of the nerve cells in the brain and spinal cord that control voluntary muscle movement. Approximately 6,400 people in the U.S. are diagnosed with ALS each year. The incidence of ALS is two per 100,000 people, and it is estimated that more than 20,000 Americans may be living with ALS at any given time. In ALS, nerve cells (neurons) waste away or die, and can no longer send messages to muscles. This eventually leads to muscle weakening, twitching, and an inability to move the arms, legs, and body. The condition slowly gets worse. When the muscles in the chest area stop working, it becomes hard or impossible to breathe. NSI-566 is under development as a potential treatment for ALS by providing cells designed to nurture and protect the patients’ remaining motor neurons; and possibly repair some motor neurons which have not yet died but which are diseased. We received orphan designation by the FDA for NSI-566 in ALS.

Chronic Spinal Cord Injury

A spinal cord injury, or SCI, generally refers to any injury to the spinal cord that is caused by trauma instead of disease although in some cases, it can be the result of diseases. It is estimated that there are 12,500 new cases of SCI per year and that at any given time, there are between 240,000 and 337,000 people in the United States that are living with SCI. Chronic spinal cord injury refers to the time after the initial hospitalization. SCIs are most often traumatic, caused by lateral bending, dislocation, rotation, axial loading, and hyperflexion or hyperextension of the cord or cauda equina. Motor vehicle accidents are the most common cause of SCIs, while other causes include falls, work-related accidents, sports injuries, and penetrations such as stab or gunshot wounds. In certain instances, SCIs can also be of a non-traumatic origin, as in the case of cancer, infection, intervertebral disc disease, vertebral injury and spinal cord vascular disease. We believe that NSI-566 may provide an effective treatment for chronic spinal cord injury by “bridging the gap” in the spinal cord circuitry created in traumatic spinal cord injury and providing new cells to help transmit the signal from the brain to points at or below the point of injury.

Motor Deficits Due to Ischemic Stroke

Ischemic strokes, the most common type of stroke, occur as a result of an obstruction within a blood vessel supplying blood to the brain. Approximately 15 million people worldwide suffer stroke of which it is estimated that 87% of all strokes are ischemic strokes. Post-stroke motor deficits include paralysis in arms and legs and can be permanent. We believe that NSI-566 may provide an effective treatment for restoring motor deficits resulting from ischemic stroke by both creating new circuitry in the area of injury and through repairing and or nurturing diseased cells to improve function in patients.

Our Technologies

Small Molecule Pharmaceutical Compounds

Utilizing our proprietary stem cell derived, screening capability, we have developed and patented a series of small molecule compounds. We believe the low molecular weight organic compounds can efficiently cross the blood/brain barrier by oral administration. In mice, research indicated that the small molecule compounds both stimulate neurogenesis of the hippocampus and increase its volume. Our collaborators at Massachusetts General Hospital have presented the human data from the MDD trial which showed clinically meaningful and statistically significant improvement in depressive and cognitive scales. We believe the small molecule compounds may assist promoting synaptogenesis or neurogenesis in the human hippocampus documented in indications such as MDD.

We are the exclusive owner of over 55 U.S. and foreign issued patents and over 10 U.S. and foreign applications related to our small molecule compounds.

S-3

Stem Cells

Our technology enables the isolation and large-scale expansion of regionally specific, human neural stem cells from all areas of the developing human brain and spinal cord, thus enabling the generation of physiologically relevant human neurons of all types. We believe that our stem cell technology will assist the body in producing new cells to replace malfunctioning or dead cells as a way to treat disease and injury. Many significant and currently untreatable human diseases arise from the loss or malfunction of specific cell types in the body. Our focus is the development of effective methods to generate replacement cells from neural stem cells. We believe that replacing damaged, malfunctioning or dead neural cells with fully functional ones may be a useful therapeutic strategy in treating many diseases and conditions of the central nervous system. We own or exclusively license 50 U.S. and foreign issued patents and 13 U.S. and foreign patent applications related to our stem cell technologies.

Recent Developments

Business Highlights

•	We enhanced our executive team with the appointment of Richard Daly as President and Chief Executive Officer, Jonathan Lloyd Jones as Chief Financial Officer and Andy Moniz as Vice President of Clinical Operations.

•	In January 2016, we announced an initiative to pursue collaborations for our stem cell therapy programs to utilize additional expertise, expedite clinical and regulatory pathways and secure funding.

•	In March 2016, we commenced our NSI-189 Phase 2 clinical trial for the treatment of MDD.

Small Molecule Pharmaceutical Compounds Clinical Development

Lead asset, NSI-189 Phase 2 clinical trial for the treatment of MDD

•	In March 2016, we commenced our NSI-189 Phase 2 clinical trial for the treatment of MDD. The double-blind, randomized, placebo-controlled, 220 subject study is expected to enroll the first subject in the second quarter of 2016.

Stem Cells

Cell Therapy Platform Clinical Development

•	In January 2016, Dr. Karl Johe, Founder and Chief Scientific Officer, presented at the Phacilitate Cell & Gene Therapy World Conference. He concluded that the collective trial data analysis showed the cells consistently demonstrated biological activity in all three program indications: ALS, chronic spinal cord injury (cSCI), and motor deficits due to ischemic stroke.

NSI-566 Phase 1 safety trial for the treatment of cSCI

•	In January 2016, we reported preliminary six-month follow-up Phase 1 safety data on all four subjects. The stem cell treatment demonstrated feasibility and safety. A self-reported ability to contract some muscles below the level of injury was confirmed via clinical and electrophysiological follow-up examinations in one of the four patients treated.. This study was completed with the collaboration of the UCSD School of Medicine, supported by the UCSD Sanford Stem Cell Clinical Center.

S-4

NSI-566 Phase 1 and 2 safety trials for the treatment of ALS

•	In September 2015, nine-month Phase 2 and combined Phase 1 and Phase 2 data on the NSI-566 trial in ALS were presented at the American Neurological Association Annual Meeting by the principal investigator, Eva Feldman, MD, PhD, Director of the A. Alfred Taubman Medical Research Institute and Director of Research of the ALS Clinic at the University of Michigan Health. The data showed that the intraspinal transplantation of the cells was safe and well tolerated. In January 2016, we announced that we are in discussions with various governmental, State and non-profit organizations regarding funding grants for the next trial; the initiation of the trial will be dependent upon significant funding from such sources.

NSI-566 Phase 1 safety trial for the treatment of motor deficits in stroke

•	We completed dosing the third planned cohort in a Phase 1 clinical trial at BaYi Brain Hospital in Beijing. The trial is being conducted by Neuralstem China, at BaYi Brain Hospital in Beijing, China.

Financial Condition

Our cash and cash equivalent and short term investments balance of approximately $12.2 million as at December 31, 2015 are only sufficient to fund operations through June 2016. We will require additional capital to conduct research and development, establish and conduct clinical and pre-clinical trials, enter into commercial-scale manufacturing arrangements and to provide for marketing and distribution of our products. Taking into account the proceeds from this offering, we will need to raise additional capital in the future to fund our operations. In the event we do not receive net proceeds from this offering of at least $15 million, we will be required to raise additional capital within 12 months. We cannot assure you that we will be able to secure additional financing after this offering or that the expected income will materialize. Several factors will affect our ability to raise additional funding, including, but not limited to market conditions, interest rates and, more specifically, our progress in our exploratory, preclinical and future clinical development programs.

Our Corporate Information

We were incorporated in Delaware in 2001. Our principal executive offices are located at 20271 Goldenrod Lane, Germantown, Maryland 20876, and our telephone number is (301) 366-4841. Our website is located at www.neuralstem.com.

S-5

The Offering

Common stock offered by us	shares

Warrants offered by us	Warrants to purchase up to shares of our common stock. Each warrant is will have an exercise price of $ per share and will be immediately exercisable and will expire on the fifth anniversary of the original issuance date.

Common stock to be outstanding after this offering	Shares (or shares if the warrants sold in this offering are exercised in full).

Use of proceeds	We intend to use the net proceeds received from the sale of our securities to fund regulatory, pre-clinical and clinical activities and general corporate purposes, including working capital and the repayment of debt. Please see “Use of Proceeds” on page S-12.

Risk factors	See “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Dividend Policy	We do not anticipate paying any cash dividends on our common stock.

Nasdaq Capital Market symbol	“CUR”

The number of shares of our common stock to be outstanding after this offering set forth above is based on 92,005,705 shares of our common stock outstanding as of December 31, 2015. The number of shares of our common stock to be outstanding after this offering set forth above, excludes the following:

•	17,102,947 shares underlying outstanding options issued pursuant to our equity compensation and inducement plans having a weighted average exercise price of $2.08 per share;

•	19,652,096 shares of our common stock issuable upon exercise of outstanding warrants having a weighted average exercise price of $2.34 per share;

S-6

•	150,906 shares of our common stock reserved for issuance upon the vesting and termination of certain transfer restrictions with regard to restricted stock units and restricted stock awards;

•	2,631,791 shares of our common stock reserved for issuance pursuant to future grants and award under our equity compensation and inducement plans;

•	50,000 shares of our common stock underlying options issued to a consultant on January 11, 2016 pursuant to our equity compensation plans and having an exercise price of $1.03;

•	912,898 shares of common stock underlying options issued to employees and executives pursuant to our equity compensation plans and having a weighted exercise price of $1.01;

•	97,046 shares of our common stock underlying options issued to a non-executive director pursuant to our director compensation policy for services from April 1, 2016 to June 30, 2016, and having an exercise price of $0.74;

•	2,750,000 shares of our common stock underlying an inducement grant issued to our new Chief Executive Officer pursuant to our inducement grant plan and having an exercise price of $0.69; and

•	shares of common stock reserved for issuance upon exercise of the warrants offered hereby.

S-7

 RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, together with all of the other information included in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein.

For a discussion of additional risks associated with our business, our intellectual property, government regulation and approval of our product candidates, our industry and an investment in our common stock, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the SEC on March 14, 2016, and any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement.

If any of the risks described below, or those incorporated by reference into this prospectus actually occur, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock may decline and you may lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition and results of operations. Certain statements below are forward-looking statements. See the information included under the heading “Note Regarding Forward-Looking Statements.”

We require the proceeds from this offering to continue our operations.

Our cash and cash equivalents and short term investments balance at December 31, 2015 was approximately $12.2 million. Our ability to continue as a going concern is wholly dependent upon completing this offering and thereafter obtaining sufficient financing to fund our operations as needed. In the event we do not receive net proceeds from this offering of at least $15 million, we will be required to raise additional capital within 12 months. We have no committed sources of additional capital and our access to capital funding is always uncertain. Accordingly, despite our ability to secure capital in the past, there is no assurance that additional equity or debt financing will be available to us when needed. In the event that we are not able to secure additional financing, we may be forced to curtail operations, delay or stop ongoing clinical trials, cease operations altogether or file for bankruptcy.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our auditors’ report on our December 31, 2015 financial statements expressed an opinion that our capital resources as of the date of their audit report were not sufficient to sustain operations or complete our planned activities for the upcoming year unless we raised additional funds. Regardless of the amount of the net proceeds that we receive from this offering, if any, our independent registered public accounting firm may conclude, in connection with the audit of our consolidated financial statements for the year ended December 31, 2016, or any other subsequent period, that there is substantial doubt regarding our ability to continue as a going concern. If our independent registered public accounting firm issues a “going concern” opinion, it could impair our ability to finance our operations through the sale of equity, incurring debt, or other financing alternatives. If we fail to raise sufficient additional capital, we will not be able to completely execute our business plan and our business would be jeopardized. Additionally, if we required to cease operations, it is likely that purchasers of our common stock would lose their entire investment.

If we fail to raise sufficient capital in this offering and subsequent offerings, if any, we will not be able to pay our secured debt holder which may result in a foreclosure of all our assets.

We have a substantial level of debt. As of December 31, 2015, we had approximately $8,335,000 in aggregate principal amount of long-term indebtedness outstanding. Under our amended loan and security agreement, we are required to make monthly interest and principal payments of approximately $435,000 per month from January 2016 through March 2017 and make a balloon payment for the remaining principal in April 2017. As security for such indebtedness, we have pledged substantially all of our assets, including our intellectual property. We will be required to raise sufficient capital in this offering and subsequent offerings, if any, to repay the debt. Even assuming that much is raised, we will need to raise additional capital to fund our operations. If we fail to raise sufficient capital, we may be unable to make the required payments pursuant to the terms of our long-term indebtedness which would result in a default and permit holders of our indebtedness to accelerate the maturity and require immediate repayment and lead to potential foreclosure on the assets securing the debt. If we are unable to repay our indebtedness as it becomes due, we may become insolvent and be unable to continue operations.

S-8

If we are unable to meet the continued listing requirements for the Nasdaq Capital Market, our securities will be subject to delisting.

On April 20, 2016, we received a written notice from the Nasdaq Stock Market LLC that we are not in compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price of our common stock has been below $1.00 per share for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a period of 180 calendar days, or until October 17, 2016, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for at least ten consecutive business days during this 180 calendar day period. In the event we do not regain compliance by October 17, 2016, we may be eligible for an additional 180 calendar day grace period if we meet the initial listing standards, with the exception of bid price, for the Nasdaq Capital Market, and provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our common stock will be subject to delisting. We will then be entitled to appeal the determination to a Nasdaq Listing Qualifications Panel and request a hearing. We cannot be sure that our share price will comply with the requirements for continued listing of our shares on the Nasdaq Capital Market in the future or that we will comply with the other continued listing requirements. If our shares lose their status on the Nasdaq Capital Market, we believe that our shares would likely be eligible to be quoted on the inter-dealer electronic quotation and trading system operated by Pink OTC Markets Inc., commonly referred to as the Pink Sheets and now known as the OTCQB market. These markets are generally considered not to be as efficient as, and not as broad as, the Nasdaq Capital Market. If our common stock is delisted, this would, among other things, substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for us.

If we are unable to successfully execute our new refocused business strategy or integrate our new management team, our business could be harmed.

During 2016, the strategic direction of our company and executive management team have undergone significant change. In January 2016, we announced a new strategic refocusing to concentrate our resources on the NSI-189 small molecule program. As part of this refocusing, we announced that we will seek external funding to defray all, or substantially all, of the costs associated with the NSI-566 stem cell therapy program. During 2016, we also received the resignation of our former President and Chief Executive Officer and founder. In addition, in February 2016, Richard Daly joined our company as our new President and Chief Executive Officer and was appointed to the board and, in May 2015, Jonathan Lloyd joined our company as our new Chief Financial Officer. Our success depends largely on the development and execution of our refocused business strategy by our senior management team as well as the acceptance of such refocused strategy and team by our stakeholders. The recent transitions in our executive team may be disruptive to our business, and if we are unable to manage orderly transitions, our business may be adversely affected. Additionally, since our management team consists of a limited number of individuals, the loss of these members of our senior management team or key personnel would likely harm our ability to implement our business strategy and respond to the rapidly changing market conditions in which we operate. There may be a limited number of persons with the requisite skills to serve in these positions, and we cannot assure you that we would be able to identify or employ such qualified personnel on acceptable terms, if at all. We cannot assure you that we will be able to successfully execute our refocused business strategy or that management will succeed in working together as a team. In the event we are unsuccessful, our business and prospects could be harmed.

S-9

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated currently and described under “Use of Proceeds” on page S-12. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

You will experience immediate and substantial dilution in the net tangible book value per share of our common stock.

The public offering price of our common stock being offered and the exercise price of the warrants are substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase our common stock and warrants in this offering the public offering price of $          per share, you will incur an immediate substantial dilution of $          in net tangible book value per share from the price you paid. If the warrants offered hereby or outstanding options or warrants to purchase our common stock are exercised, you will experience additional dilution. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

Holders of warrants will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

There is no public market for the warrants to purchase common stock being sold in this offering.

There is no established public trading market for the warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on the Nasdaq Stock Market or on any other national securities exchange or trading system. Without an active market, the liquidity of the warrants will be limited.

S-10

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning product research, development and commercialization plans and timelines, any statements regarding safety and efficacy of product candidates, any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. In addition, forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings. All forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors set forth in the “Risk Factors” section and elsewhere in this prospectus supplement, in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2015.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or such other documents, whether as a result of new information, future events or otherwise.

S-11

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $       million.

Except as otherwise described in any free writing prospectus that we may authorize to be furnished to you, we currently intend to use the net proceeds from this offering to fund our ongoing study and other clinical trials of our product candidates, and to augment our working capital for general corporate purposes. General corporate purposes may include, but are not limited to, discontinuation of our certain programs and operations, repayment of existing or future indebtedness, financing of capital expenditures and potential future acquisitions and strategic investments.

We had outstanding as of December 31, 2015, $8.3 million of principal amount of indebtedness incurred under our loan and security agreement with Hercules Technology III, L.P., the proceeds of which were used to fund our clinical trials and for general working capital. Our monthly payments on the outstanding indebtedness under the loan and security agreement consist of amortization of principal together with interest at an annual rate of 10.25% until maturity in April 2017. We anticipate using a portion of the proceeds from this offering to repay such indebtedness.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we expect to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

S-12

DIVIDEND POLICY

Our business requires significant funding. We currently plan to invest all available funds and any future earnings in our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently are prohibited by the terms of our outstanding indebtedness from paying dividends on our common stock, except with the prior consent of our lenders.

S-13

DILUTION

Our net tangible book value as of December 31, 2015, was approximately $5.0 million, or approximately $0.05 per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of our common stock outstanding as of December 31, 2015. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of the securities in this offering at the public offering prices of $             per share and $   per warrant, and after deducting the underwriting discounts and commissions and estimated offering expenses we must pay, our as adjusted net tangible book value as of December 31, 2015 would have been approximately $             million, or $             per share. This represents an immediate increase in net tangible book value of $             per share to existing stockholders and immediate dilution in net tangible book value of $             per share to new investors purchasing our common stock and warrants in this offering. The following table illustrates this dilution on a per share basis:

Offering price per share			$
Net tangible book value per share as of December 31, 2015		$0.05
Increase in net tangible book value per share attributable to this offering	$
As adjusted, net tangible book value per share as of December 31, 2015 after giving effect to this public offering			$
Dilution per share to new investors			$

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants having a per share exercise price less than the per share offering price to the public in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The foregoing discussion and table are based on 92,005,705 shares of common stock issued and outstanding as of December 31, 2015, and excludes:

•	17,102,947 shares underlying outstanding options issued pursuant to our equity compensation and inducement plans having a weighted average exercise price of $2.08 per share;

•	19,652,096 shares of our common stock issuable upon exercise of outstanding warrants having a weighted average exercise price of $2.34 per share;

•	150,906 shares of our common stock reserved for issuance upon the vesting and termination of certain transfer restrictions with regard to restricted stock units and restricted stock awards;

•	2,631,791 shares of our common stock reserved for issuance pursuant to future grants and/or award under our equity compensation and inducement plans; and

•	shares of common stock reserved for issuance upon exercise of the warrants offered hereby

S-14

The foregoing discussion and table also exclude the following stock and option transactions that were entered into subsequent to December 31, 2015:

•	50,000 shares of our common stock underlying options issued to a consultant on January 11, 2016 pursuant to our equity compensation plan and having an exercise price of $1.03.

•	912,898 shares of our common stock underlying options issued to employees and executives pursuant to our equity compensation plans and having a weighted exercise price of $1.01.

•	97,046 shares of our common stock underlying options issued to a non-executive director pursuant to our director compensation policy for services from April 1, 2016 to June 30, 2016, and having an exercise price of $0.74;

•	2,750,000 shares of our common stock underlying an inducement grant issued to our new Chief Executive Officer pursuant to our inducement grant plan and having an exercise price of $0.69.

S-15

CAPITALIZATION

The following table sets forth our cash and cash-equivalents and our capitalization as of December 31, 2015 as follows:

•	On an actual basis; and

•	On an as-adjusted basis to give effect to our issuance and sale of shares and warrants to purchase shares of common stock in this offering at the public offering price of $ per share and warrant, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of warrants issued pursuant to this offering.

The following table excludes any capital transactions, other than the offering, that have occurred subsequent to December 31, 2015.

You should read the information in the following table in conjunction with our consolidated financial statements and the related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2015
(In thousands, except share and per share information)	Actual	As adjusted for this offering
Cash and cash equivalents	$4,717	$
Short term investments	7,517

Current portion of long-term debt, net of discount	$4,635		$4,635

Long-term debt, net of discount and current portion	$3,392		$3,392

Stockholders’ equity
Preferred stock, 7,000,000 shares authorized, no shares issued and outstanding actual and as adjusted	—		—
Common stock, par value $0.01 per share; 300,000,000 shares authorized, 92,005,705 shares issued and outstanding, actual; shares issued and shares issued and outstanding as adjusted	$920	$
Additional paid-in capital	$176,003	$
Accumulated other comprehensive income	3
Accumulated deficit	(171,959)		(171,959)

Total stockholders’ equity	$4,967	$

Total capitalization	$12,994	$

The foregoing discussion and table are based on 92,005,705 shares of common stock issued and outstanding as of December 31, 2015, and excludes:

•	17,102,947 shares underlying outstanding options issued pursuant to our equity compensation and inducement plans having a weighted average exercise price of $2.08 per share;

S-16

•	19,652,096 shares of our common stock issuable upon exercise of outstanding warrants having a weighted average exercise price of $2.34 per share;

•	150,906 shares of our common stock reserved for issuance upon the vesting and termination of certain transfer restrictions with regard to restricted stock units and restricted stock awards;

•	2,631,791 shares of our common stock reserved for issuance pursuant to future grants and/or award under our equity compensation and inducement plans; and

•	shares of common stock reserved for issuance upon exercise of the warrants offered hereby

The foregoing discussion and table also exclude the following stock and option transactions that were entered into subsequent to December 31, 2015:

•	50,000 shares of common stock underlying options issued to a consultant on January 11, 2016 pursuant to our equity compensation plans and having an exercise price of $1.03.

•	912,898 shares of our common stock underlying options issued to employees and executives pursuant to our equity compensation plans and having a weighted exercise price of $1.01.

•	97,046 shares of our common stock underlying options issued to a non-executive director pursuant to our director compensation policy for services from April 1, 2016 to June 30, 2016, and having an exercise price of $0.74;

•	2,750,000 shares of our common stock underlying an inducement grant issued to our new Chief Executive Officer pursuant to our inducement grant plan and having an exercise price of $0.69.

S-17

DESCRIPTION OF WARRANTS

The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants.

Form. The warrants will be issued as individual warrants to each of the investors. You should review a copy of the form of warrant, which will be attached as an exhibit to our Current Report on Form 8-K being filed with the Securities and Exchange Commission in connection with this offering, for a complete description of the terms and conditions of the warrants.

Exercisability. The warrants are exercisable immediately after the date of issuance, and at any time to the date that is five years from the date of issuance, at which time any unexercised warrants will expire and cease to be exercisable. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If at any time after the initial exercise date, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act of 1933, as amended, is not then effective or available, the holder may exercise the warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us.

Exercise Price; Anti-Dilution. Each warrant will be exercisable for the purchase of a share of common stock at an exercise price of $          per whole share, payable in U.S. dollars. The exercise price is subject to adjustment in the event of sales of our common shares at a price per share less than the exercise price then in effect (or securities convertible or exercisable into common shares at a conversion or exercise price less than the exercise price then in effect). In addition, the exercise price and the number of shares issuable upon exercise are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares, and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the warrants and a trading market is not expected to develop.

Exchange Listing. There is no established public trading market for the warrants, and we do not intend to apply to list the warrants on any securities exchange or automated quotation system

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

A “Fundamental Transaction” is defined under the warrants as (i) we or any of our subsidiaries shall directly or indirectly (1) consolidate or merge with or into any other entity other than a subsidiary of ours, or (2) sell, lease, license, other than for purposes of granting a security interest assign, transfer, convey or otherwise dispose of all or substantially all of our respective properties or assets to any other person or entity, or (3) allow any other entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of our voting stock (4) reorganize, recapitalize or reclassify our common stock or enter into any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for cash or other property or (5) consummate a stock or share purchase agreement or other business combination with any other entity whereby such other person or entity acquires more than 50% of the outstanding shares of our voting stock.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

S-18

UNDERWRITING

We have entered into an underwriting agreement with the several underwriters listed in the table below. Roth Capital Partners, LLC is acting as the representative of the underwriters. We refer to the several underwriters listed in the table below as the ‘‘underwriters.’’ Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, shares of our common stock and warrants. Our common stock trades on The Nasdaq Capital Market under the symbol ‘‘CUR.’’

Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriters named below, and each underwriter, severally and not jointly, has agreed to purchase from us, the respective number of shares of common stock and common stock purchase warrants set forth opposite its name below:

Underwriter	Number of Shares	Number of Warrants
Roth Capital Partners, LLC
Brean Capital, LLC
Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock and warrants offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the shares of common stock and warrants offered by this prospectus supplement if any such shares or warrants are taken.

Discounts, Commissions and Expenses

The underwriters propose to offer the shares of common stock and warrants purchased pursuant to the underwriting agreement to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at those prices less a concession not in excess of $             per share. After this offering, the concessions may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the common stock and warrants to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters' discounts and commissions will be 6.0% of the gross proceeds of this offering, or $            per share of common stock and $    per warrant, based on the public offering prices per set forth on the cover page of this prospectus supplement.

We have also agreed to reimburse Roth Capital Partners, LLC at closing for costs and expenses (including legal) incurred by it in connection with the offering up to a maximum of $100,000.

S-19

The following table shows the underwriting discounts and commissions payable to the underwriters by us in connection with this offering.

		Per Share		Per Warrant
Public offering price	$		$
Underwriting discounts and commissions	$		$

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

We and our directors and executive officers have agreed not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any common stock or any other securities that are substantially similar to our common stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock or any other securities that are substantially similar to our common stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of our common stock or such other securities, in cash or otherwise; or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii), without the prior written consent of Roth Capital Partners for a period of 60 days following the date of this prospectus supplement, subject to an 18-day extension under certain circumstances (the "Lock-up Period"). The restrictions contained in the preceding sentence shall not apply, (i) with respect to the Company, to (a) the securities to be sold in this offering, (b) the issuance of Common Stock upon the exercise of options or warrants disclosed as outstanding in the registration statement (excluding exhibits thereto), or this prospectus supplement, (c) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units pursuant to equity incentive plans described in the registration statement (excluding exhibits thereto) and this prospectus supplement, or (d) the issuance of Common Stock or other securities to consultants as consideration for services in an aggregate amount of up to 250,000 shares or share equivalents; and (ii) with respect to our directors and executive officers, (t) bona fide gifts, provided that the recipient thereof agrees in writing with Roth Capital Partners to be bound by the terms of such Lock-Up Period, (u) dispositions to any trust for the direct or indirect benefit of the director or executive officer and/or the immediate family of such director or executive officer, provided that such trust agrees in writing with Roth Capital Partners to be bound by the terms of such Lock-Up Period, (v) transfers of our common stock or securities convertible into our common stock on death by will or intestacy, (w) sales or transfers of our common stock or securities convertible into our common stock pursuant to a trading plan entered into prior to the date hereof pursuant to Rule 10b5-1 under the Exchange Act (x) transfers of securities acquired in open market transactions after the completion of this offering, (y) transfers between an executive officer or director and any corporation, partnership, limited liability company or any other business entity directly or indirectly controlled by such executive officer or director, or (z) the inclusion of securities issued or issuable to a director or executive officer in a registration statement on Form S-8.

S-20

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters' websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships

Some of the underwriters and their affiliates have provided in the past to us and our affiliates, and may provide from time to time in the future, certain financial advisory, investment banking and other services in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriters and their affiliates may effect transactions for their own account or the accounts of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

In December 2015 we entered into an engagement letter with Brean Capital, LLC, pursuant to which we paid Brean Capital, LLC $150,000 for their services as our corporate finance advisor, which amount is deemed underwriting compensation in connection with this offering.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

S-21

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Selling Restrictions

European Economic Area

This prospectus supplement and the accompanying prospectus does not constitute an approved prospectus under Directive 2003/71/EC and no such prospectus is intended to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented Directive 2003/71/EC (each, a “Relevant Member State”) an offer to the public of any shares of common stock and warrants which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares of common stock and warrants may be made at any time under the following exemptions under the Prospectus Directive, if and to the extent that they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriter for any such offer; or

(c)	in any other circumstances which do not require any person to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock and warrants in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock and warrants to be offered so as to enable an investor to decide to purchase any shares of common stock and warrants, as the expression may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto including the 2010 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

S-22

United Kingdom

This prospectus supplement and the accompanying prospectus are not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive (2003/71/EC), and have not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) by a person authorized under FSMA. The financial promotions contained in this prospectus supplement and the accompanying prospectus are directed at, and this prospectus supplement and the accompanying prospectus are only being distributed to, (1) persons who receive this prospectus supplement and the accompanying prospectus outside of the United Kingdom, and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “Relevant Persons”). This prospectus supplement and the accompanying prospectus must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person that is not a Relevant Person.

The underwriter has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any of the shares of common stock and warrants in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock and warrants in, from or otherwise involving the United Kingdom.

S-23

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by the Silvestre Law Group, P.C., Westlake Village, California and certain other legal matters will be passed upon for us by Blank Rome, New York, New York. The Silvestre Law Group, P.C. or its affiliates or principals own 54,000 shares of our common stock and 450,000 of our common stock purchase warrants. The underwriters are being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C., New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Stegman & Company, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Stegman & Company has no interest in the securities being registered in this filing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may obtain copies of our public filings, as noted in the paragraph below or by writing or telephoning us at:

Neuralstem, Inc.

Attn: Investor Relations

20271 Goldenrod Lane

Germantown, Maryland 20876

Phone: (301)-366-4960

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can also inspect reports, proxy statements and other information about us at the offices of the National Association of Securities Dealers, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. We maintain a website at http://www.neuralstem.com.  Information contained in or accessible through our website does not constitute a part of this prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus supplement or the accompanying prospectus. A copy of the registration statement can be obtained at the address set forth above. You should read the registration statement for further information about us and these securities.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement, and you should read it with the same care that you read this prospectus supplement. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed.

S-24

We incorporate by reference into this prospectus supplement the following documents and information filed with the SEC:

•	Our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2016, for the year ended December 31, 2015;

•	Our Definitive Proxy Statement on Form 14A for our 2016 Annual Meeting of Stockholders, filed with the SEC on April 28, 2016;

•	Our Current Reports on Form 8-K filed with the Commission on January 11, January 27, February 19, March 4 (2 filings), March 14, March 16 and April 13, 2016 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

•	the description of our common stock and related rights contained in our registration statement on Form 8-A (File No. 001-33672), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are made after the date of this prospectus supplement and before the termination of the offering of securities offered by this prospectus supplement. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any of the documents incorporated by reference into this prospectus supplement, at no cost, by writing or telephoning us at the following address: Neuralstem, Inc., Attn: Investor Relations, 20271 Goldenrod Lane, Germantown, Maryland 20876 Phone: (301) 366-4960.

S-25

PROSPECTUS

NEURALSTEM, INC.

$100,000,000

Common Stock,

Preferred stock,

Warrants

Units

We may from time to time in one or more offerings, offer and sell one or any combination of the securities we describe in this prospectus, either individually or as units comprised of one or more of the offered securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you purchase any of our securities.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement, see “Plan of Distribution.”

Our common stock is listed on the NYSE MKT under the symbol “CUR.” On June 5, 2014, the closing price of our common stock on the NYSE MKT was $4.64 per share. Our principal executive offices are located at 20271 Goldenrod Lane, Germantown, Maryland 20876, and our telephone number is (301) 366-4841.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 5 AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 19, 2014

ABOUT THIS PROSPECTUS

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “our company,” “we,” “our,” “Neuralstem” and “us” refer to Neuralstem, Inc. and its subsidiaries.

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.  Under this shelf process, we may sell the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.  The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus.  You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you.  We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities sold on a later date.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “may,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Our forward-looking statements are based on assumptions that we believe to be reasonable but that may not prove to be accurate. The statements do not include the potential impact of future transactions, such as an acquisition, disposition, merger, joint venture or other transaction that could occur. We undertake no obligation to publicly update or revise any forward-looking statement.

Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC. Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors including, but not limited to, those set forth below under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2014, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement.  Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

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THE COMPANY

Overview

We are focused on the development and commercialization of treatments based on human neuronal stem cells and our small molecule compounds. We are headquartered in Germantown, Maryland and have a wholly-owned subsidiary in China.

We have developed and maintain a portfolio of patents and patent applications that form the proprietary base for our research and development efforts. We own or exclusively license fifty-one (51) U.S. or foreign issued patents and fifty-nine (59) U.S. and foreign patent applications in the field of regenerative medicine, related to our stem cell technologies as well as our small molecule compounds. At times we have licensed the use of our intellectual property to third parties.

We believe our technology base, in combination with our know-how, and collaborative projects with major research institutions, will facilitate the development and commercialization of products for use in the treatment of a wide array of neurodegenerative conditions and in regenerative repair of acute disease.

Regenerative medicine is a young and emerging field. Regenerative medicine is the process of creating living, functional tissues to repair or replace tissue or organ function lost due to age, disease, damage, or congenital defects. There can be no assurances that we will ultimately produce viable commercialized products and processes. Even if we are able to produce a commercially viable product, there are strong competitors in this field and our products may not be able to successfully compete against them.

All of our research efforts to date are at the pre-clinical or clinical stage of development. We are focused on leveraging our key assets, including our intellectual property, our scientific team and our facilities in order to advance our technologies. In addition, we are pursuing strategic collaborations with members of academia and industry.

Clinical Programs

We have devoted substantially all our efforts to the development of our stem cell and small molecule compounds and their pre-clinical and clinical development. Below is a description of our four most advanced clinical programs, their intended indication, current stage of development and our expected future development plans.

Program	Indication	Development Status	Future Development Plan
NSI - 566	Amyotrophic Lateral Sclerosis (ALS)	Ongoing Phase II clinical trials	Anticipated to complete patient dosing in our Phase II clinical trials during the third quarter of 2014.

NSI – 566	Chronic Spinal Cord Injury	Approved to commence Phase I clinical trials.	Phase I Trial expected to commence during the third quarter of 2014.

NSI – 566	Motor deficits due to ischemic stroke	Ongoing combined Phase I/II clinical trials in China.	Dosing commenced during the fourth quarter of 2013.

NSI – 189	Major Depressive Disorder	Completed Phase Ia, Phase Ib trials.	Phase II trial investigational new drug application or IND expected to be filed in the third quarter of 2014 with the trial commencing in late 2014 or early 2015.

NSI - 566 (Stem Cells).

Amyotrophic Lateral Sclerosis (ALS)

Amyotrophic lateral sclerosis, or ALS, is a disease of the nerve cells in the brain and spinal cord that control voluntary muscle movement. In ALS, nerve cells (neurons) waste away or die, and can no longer send messages to muscles. This eventually leads to muscle weakening, twitching, and an inability to move the arms, legs, and body. The condition slowly gets worse. When the muscles in the chest area stop working, it becomes hard or impossible to breathe. We believe that NSI-566 may provide an effective treatment for ALS by providing cells which nurture and protect the patients’ remaining motor neurons; and possibly repair some motor neurons which were not dead, but diseased.

We conducted the Phase I trial for our proposed treatment of ALS at Emory University in Atlanta Georgia. The purpose of the Phase I trial was to evaluate the safety and transplantation technique of our proposed treatment and procedure. The treating of patients in the Phase I trial, as designed, was completed in August of 2012. We commenced Phase II clinical trial in September of 2013. The Phase II dose escalation trial is designed to treat up to 15 ambulatory patients in six different dosing cohorts, under an accelerated dosing and treatment schedule. To date, we have treated the first four cohorts. We anticipate completing the Phase II dosing during the third quarter of 2014. Although initial data from the Phase I trial appears promising, the outcome of the trial is uncertain and this trial or future trials may ultimately be unsuccessful.

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Chronic Spinal Cord Injury

A spinal cord injury or SCI generally refers to any injury to the spinal cord that is caused by trauma instead of disease although in some cases, it can be the result of diseases. Chronic Spinal Cord Injury refers to the time after the initial hospitalization. Spinal cord injuries are most often traumatic, caused by lateral bending, dislocation, rotation, axial loading, and hyperflexion or hyperextension of the cord or cauda equina. Motor vehicle accidents are the most common cause of SCIs, while other causes include falls, work-related accidents, sports injuries, and penetrations such as stab or gunshot wounds. In certain instances, SCIs can also be of a non-traumatic origin, as in the case of cancer, infection, intervertebral disc disease, vertebral injury and spinal cord vascular disease. We believe that NSI-566 may provide an effective treatment for Chronic Spinal Cord Injury by “bridging the gap” in the spinal cord created in traumatic spinal cord injury and providing new cells to help transmit the signal from the brain to points at or below the point of injury.

During the first quarter of 2013, we received approval from the United States food and drug Administration or FDA to commence our proposed Phase I clinical trial to treat chronic spinal cord injury. The entire trial will take place at The University California, San Diego. We anticipate the trial will commence during the third quarter of 2014.

Motor Deficits Due to Ischemic Stroke

Ischemic strokes, the most common type of stroke, occur as a result of an obstruction within a blood vessel supplying blood to the brain. Post-stroke motor deficits include paralysis in arms and legs and can be permanent. We believe that NSI-566 may provide an effective treatment for restoring motor deficits resulting from Ischemic Stroke by both creating new circuitry in the area of injury and through repairing and or nurturing diseased cells to improve function in patients.

In September of 2012, we received approval to commence human clinical trials to treat motor deficits due to ischemic stroke. The trial will be conducted by our wholly owned subsidiary, Neuralstem China, at BaYi Brain Hospital in Beijing, China and will utilize our spinal cord stem cells. The trial approval includes a combined phase I/II/III design and will test direct injections of NSI-566 into the brain, the same cell product used in our recently-completed Phase I ALS trial in the United States. The trial commenced in the fourth quarter of 2013 and is designed to enroll up to 118 patients. The first phase of the trial is structured to confirm the maximum safe tolerated dose.

NSI - 189 (Small Molecule Pharmaceutical Compound).

Major Depression Disorder

Major depressive disorder or MDD (also known as recurrent depressive disorder, clinical depression, major depression, unipolar depression, or unipolar disorder) is a mental disorder characterized by episodes of all-encompassing low mood accompanied by low self-esteem and loss of interest or pleasure in normally enjoyable activities. NSI-189 is being developed for the treatment of major depressive disorder and other psychiatric and/or cognitive impairment indications. NSI-189 is the lead compound in our neurogenerative small molecule drug platform. We believe that NSI-189 may provide an effective treatment for patients suffering from MDD by structurally rebuilding the hippocampus.

In February of 2011, we commenced the Phase I clinical trial (Phase Ia portion), NSI-189, at California Clinical Trials, LLC, in Glendale, California. The purpose of the Phase Ia portion of the trial was to evaluate the safety of the drug in healthy volunteers. The Phase Ia portion tested a single oral administration of NSI-189 in 24 healthy volunteers and was completed in October of 2011. In December of 2011, we received approval from the FDA to commence the Phase Ib portion of the trial. The purpose of the Phase Ib portion of the clinical trial is to determine the safety of the drug at several dosings in actual MDD patients. The Phase Ib portion consists of patients with MDD receiving daily doses for 28 consecutive days. In June of 2012, we dosed our first patient in the Phase Ib portion of the trial. To date, we have completed dosing all cohorts of patients in the Phase Ib portion of the trial and the data is being reviewed. While the final data analysis will not be completed until late May, the early look at the unblended data was encouraging enough that the Company has committed to conducting a phase two trial. We expect to file the IND for the phase two in the third or fourth quarter of 2014 and expect that the Phase II trial would start before the end of the first quarter of 2015.

Technology

Stem Cells.

Our technology enables the isolation and large-scale expansion of human neural stem cells from all areas of the developing human brain and spinal cord, thus enabling the generation of physiologically relevant human neurons of all types. We believe that our stem cell technology will assist the body in producing new cells to replace malfunctioning or dead cells as a way to treat disease and injury. Many significant and currently untreatable human diseases arise from the loss or malfunction of specific cell types in the body. Our focus is the development of effective methods to generate replacement cells from neural stem cells. We believe that replacing damaged, malfunctioning or dead neural cells with fully functional ones may be a useful therapeutic strategy in treating many diseases and conditions of the central nervous system or CNS, including: Alzheimer's disease, Parkinson's disease, Multiple Sclerosis, Lou Gehrig’s disease or ALS, depression, and injuries to the spinal cord. We own or exclusively license thirty-three (33) U.S. and foreign issued patents and thirty-nine (39) U.S. and foreign patent applications related to our stem cell technologies.

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To date we have focused our research efforts on applications involving spinal cord stem cells. We believe that, if successfully developed, stem cell therapeutics have the potential to provide a broad therapeutic approach comparable to traditional pharmaceuticals and genetically engineered biologics. We have established “proof of principle” in animal models for important spinal cord cell applications: ALS and Traumatic spinal cord injury. Of these applications, we have completed our first Phase I trial with regard to ALS and commenced initial Phase II trials in the third quarter of 2013. We have also received approval from the FDA to commence a Phase I trial in Chronic Spinal Cord Injury (patients one to two years out from their injury) in complete (no sensory of motor function from the site of the injury down) thoracic patients. We expect this trial to start during the third quarter of 2014. In the fourth quarter of 2013 we filed an IND to start a trial to treat acute spinal cord injury (within several weeks of the injury) in Seoul Korea. If approved as submitted, this trial will treat complete patients, who are those who have no sensory or motor function below the point of the injury and also progressively incomplete patients, who have varying degrees of each. Also, if approved as submitted, this trial will treat cervical area injuries. We expect this trial to start in the second half of 2014.

Small Molecule Pharmaceutical Compounds.

We have developed and patented a series of small molecule compounds (low molecular weight organic compounds which can efficiently cross the blood/brain barrier). We believe that these small molecule compounds will stimulate the growth of new neurons in the hippocampus and provide a treatment for depression, and possibly other cognitive impacting diseases. In mice, our research indicated that our small molecule compounds both stimulate neurogenesis of the hippocampus and increase its volume. Additionally, our research also indicates that our small molecule compounds stimulate neurogenesis of human hippocampus-derived neural stem cells in vitro. Based on this research, we believe that our small molecule compounds may assist in reversing atrophy in the human hippocampus. Such atrophy has been seen in major depression and other disorders.

Our small molecule compounds are covered by eighteen (18) exclusively owned U.S. and foreign issued patents and twenty-one (21) exclusively owned U.S. and foreign patent applications related to our small molecule compounds.

Research

We have devoted substantial resources to our research programs in order to isolate and develop a series of neural stem cell banks that we believe can serve as a basis for our therapeutic products. Our efforts are directed at developing therapies utilizing our stem cells and small molecule regenerative drugs. This research is conducted internally, through the use of third party laboratories and consulting companies under our direct supervision, and through collaboration with academic institutes.

Operating Strategy

We generally employ an outsourcing strategy where we outsource our Good Laboratory Practices or GLP preclinical development activities and Good Manufacturing Practices or GMP manufacturing and clinical development activities to contract research organizations or CROs and contract manufacturing organizations or CMOs as well as all non-critical corporate functions. Manufacturing is also outsourced to organizations with approved facilities and manufacturing practices. This outsource model allows us to better manage cash on hand and minimize non-vital expenditures. It also allows for us to operate with relatively fewer employees and lower fixed costs than that required by other companies conducting similar business.

Manufacturing

We currently manufacture our cells both in-house and on an outsource basis. We outsource the manufacturing of our pharmaceutical compounds to third party manufacturers. We manufacture cells in-house which are not required to meet stringent FDA requirements. We use these cells in our research and collaborative programs. We outsource all the manufacturing and storage of our stem cells and pharmaceuticals compound to be used in clinical and pre-clinical works, and which are accordingly subject to higher FDA requirements, to Charles River Laboratories, Inc., of Wilmington, Massachusetts (stem cells) and Albany Molecular Resources, Inc. (“AMRI”) (small molecule). Both the Charles River and AMRI facilities have the capacity to be used for manufacturing under the FDA determined GMP standards in quantities sufficient for our current and anticipated pre-trial and clinical trial needs. We have no quantity or volume commitment with either Charles River Laboratories or AMRI and our cells and pharmaceutical compounds are ordered and manufactured on an as needed basis. Additionally, during the first quarter of 2014, we relocated our headquarters to a facility with GMP manufacturing capability. We anticipate the facility will be ready to commencing manufacturing of our stem cells for our clinical trials by the second quarter of 2015. Such increased manufacturing will supplement our current outsource supply of both stem cells and pharmaceutical compounds. We believe such additional manufacturing capacity will be beneficial as our clinical trials expand by indication, geographic region and to larger patient populations.

Employees

As of March 31, 2014, we had 15 full-time employees and one (1) full-time independent contractor. Of these full-time employees and contractor, 11 work on research and development and five (5) in administration. We also use the services of numerous outside consultants in business and scientific matters.

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Our Corporate Information

We were incorporated in Delaware. Our principal executive offices are located at 20271 Goldenrod Lane, Germantown, Maryland 20876, and our telephone number is (301) 366-4841. Our website is located at www.neuralstem.com.

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2014, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, acquisitions of new technologies or businesses, repayment of outstanding debt, and investments. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Description of the Capital Stock

As of the date of this prospectus, our authorized capital stock consists of 150,000,000 shares designated as common stock, $0.01 par value, and 7,000,000 shares designated as preferred stock, $0.01 par value. As of May 30, 2014, there were 86,837,455 shares of common stock issued and outstanding and no shares of preferred stock outstanding. Additionally, as of such date, we have reserved for issuance pursuant to outstanding options, warrants and convertible securities, as well for future grants under our equity compensation plans, 44,285,358 shares of common stock.

The following is a summary of the material provisions of the common stock and preferred stock provided for in our certificate of incorporation and bylaws. For additional detail about our capital stock, please refer to our certificate of incorporation and bylaws, each as amended, copies of which are incorporated by reference into the registration statement to which this prospectus relates.

Common stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. However, we are not currently paying any dividends. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance.

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company. Our common stock is listed for quotation on the NYSE MKT under the symbol “CUR.”

Preferred stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our certificate of incorporation and the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain U.S. federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

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We currently have no shares of preferred stock outstanding. Our board of directors has the authority, without further action by the stockholders, to issue up to 7,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Any or all of these rights may be greater than the rights of the common stock.

The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of us or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

The prospectus supplement for a series of preferred stock will specify:

•	the price of and maximum number of shares;

•	the designation of the shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•	the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Preferred stock will be fully paid and nonassessable upon issuance.

Anti-Takeover Effects of Some Provisions of Delaware Law

Provisions of Delaware law could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	The stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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•	On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our amended and restated bylaws provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of the board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual stockholders meeting or longer, following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company and could increase the likelihood that incumbent directors will retain their positions. Our amended and restated bylaws provides any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the corporation then entitled to vote in the election of directors.

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our Secretary timely written notice, in proper form, of his or her intention to bring that business before the meeting. The amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Our amended and restated bylaws provide that only our board of directors, the chairperson of the board or the chief executive officer (or president, in the absence of a chief executive officer) or holders of more than twenty percent (20%) of the total voting power of the outstanding shares of capital stock may call a special meeting of stockholders. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual meeting.

Description of the Warrants

We may issue warrants for the purchase of our preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our preferred stock or common stock and may be attached to, or separate from, any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the warrant holder or a bank or trust company, as warrant agent. In the event we engage a warrant agent, the warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement and the warrant agreement for that particular series.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the exercise price of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

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•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights of our stockholders.

Description of the Units

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	a discussion of material federal income tax considerations, if applicable; and

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units.

PLAN OF DISTRIBUTION

We may sell the offered securities in any of the ways described below or in any combination or any other way set forth in an applicable prospectus supplement from time to time:

•	to or through underwriters or dealers;

•	through one or more agents; or

•	directly to purchasers or to a single purchaser.

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The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution from us with respect to payments that the agents, underwriters or other third parties may be required to make in respect of these civil liabilities. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

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The securities we offer may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

We also may sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless stated otherwise in the applicable prospectuses.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by The Silvestre Law Group, P.C. Westlake Village, California.  The Silvestre Law Group, P.C. or its affiliates or principals own 54,000 shares of common stock and 150,000 common stock purchase warrants.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Stegman & Company, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Stegman & Company has no interest in the shares being registered in this filing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement to register the securities offered by this prospectus under the Securities Act. This prospectus is part of that registration statement, but omits certain information contained in the registration statement, as permitted by SEC rules. For further information with respect to our Company and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below or by writing or telephoning us at:

NEURALSTEM, INC

20271 Goldenrod Lane, 2nd Floor

Germantown, MD 20876

Attn: Shareholder Services

Tel: 301.366.4960

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can also inspect reports, proxy statements and other information about us at the offices of the National Association of Securities Dealers, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. We maintain a website at http://www.neuralstem.com.  Information contained in or accessible through our website does not constitute a part of this prospectus.

In addition to announcing material financial information through our website, press releases, SEC filings and public conference calls and webcasts, we also intend to use the following social media channels as a means of disclosing information about the company, its services and other matters and for complying with our disclosure obligations under Regulation FD:

•	Neuralstem’s Twitter Account (https://twitter.com/Neuralstem_Inc)

•	Neuralstem’s Facebook Page (https://www.facebook.com/Neuralstem)

•	Neuralstem’s Company Blog (http://neuralstem.com/neuralstem-ceo-blog)

•	Neuralstem’s Google+ Page (https://plus.google.com/u/0/b/104875574397171789280/104875574397171789280/posts)

•	Neuralstem’s LinkedIn Company Page (http://www.linkedin.com/company/neuralstem-inc-)

The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these accounts and the blog, in addition to following the company’s press releases, SEC filings and public conference calls and webcasts. This list may be updated from time to time.

We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any such information superseded by information contained in later-filed documents or directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). These documents contain important information about us and our financial condition.

We incorporate by reference into this prospectus the information contained in the documents listed below, which are considered to be a part of this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013 which was filed with the Commission on March 10, 2014;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, which was filed with the Commission on May 12, 2014;

•	Our Definitive Proxy Statement on Form 14A for our 2014 Annual Meeting of Stockholders, filed with the SEC on April 24, 2014;

•	Our Current Reports on Form 8-K filed on, January 6, January 9, January 13, January 14, January 17, January 31, February 11, March 10, March 17, March 28, April 16, May 12, and May 23 of 2014 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01);

•	The description of our common stock contained in our registration statement on Form 8-A (Registration No. 001-33672), as amended , filed with the Commission on August 23, 2007.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: NEURALSTEM, INC, 20271 Goldenrod Lane, 2nd Floor, Germantown, MD 20876, Attn: Shareholder Services, Tel: 301.366.4960

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Shares of Common Stock and

Warrants to Purchase                  Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Roth Capital Partners

Co-Manager

Brean Capital